Exhibit 14.1 under Form N-14

                               ERNST & YOUNG, LLP

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the references to our firm under the captions "Financial Highlights" in each Prospectus and "Independent Auditors" in each Statement of Additional Information included in Post-Effective Amendment Number 40, to the Registration Statement (Form N-1A No. 33-3164) dated June 30, 2003 of Federated Income Securities Trust; and to the incorporation by reference of our report, dated June 10, 2003 Annual Report to Shareholders of Federated Short-Term Income Fund (a portfolio of Federated Income Securities Trust); which Prospectuses, Statements of Additional Information and Annual Report to Shareholders are incorporated by reference in the Prospectus/Proxy Statement and Statement of Additional Information included in the Registration Statement on Form N-14 of Federated Fixed Income Securities, Inc. and Federated Total Return Series, Inc.

     We further consent to the reference to our firm under the caption "Financial Highlights" in the Prospectus/Proxy Statement included in this Registration Statement on Form N-14 of Federated Fixed Income Securities, Inc. and Federated Total Return Series, Inc.



By: ERNST & YOUNG, LLP
    ERNST & YOUNG, LLP
    Certified Independent Auditors

Boston, Massachusetts
March 8, 2004